UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2012

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events.

In connection with AmerisourceBergen Corporation’s (the “Registrant’s”) acquisition of World Courier Group, Inc. (“World Courier”) during the quarter ended June 30, 2012, the Registrant concluded that World Courier, a separate operating segment, does not meet the criteria to be aggregated with the AmerisourceBergen Drug Corporation (“ABDC”), AmerisourceBergen Specialty Group (“ABSG”), and AmerisourceBergen Consulting Services (“ABCS”) operating segments due to the nature of World Courier’s operations and its different revenue growth rates and operating income margins.  As a result and beginning with the June 30, 2012 quarterly reporting period, the Registrant will report the results of its ABDC and ABSG operating segments in the Pharmaceutical Distribution reportable segment.  The results of operations of the World Courier and ABCS operating segments are not significant enough to require separate reportable segment disclosure, and therefore will be included in “Other” for the purpose of reportable segment presentation.

Attached as Exhibit 99.1 and incorporated by reference into this report, the Registrant has provided unaudited segment financial information for the first three quarters of its 2012 and 2011 fiscal years.  In future filings with the Securities and Exchange Commission, the Registrant will include the results of its Pharmaceutical Distribution and Other reportable segments.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Unaudited segment financial information for the fiscal year 2012 quarters ending December 31, 2011, March 31, 2012, and June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 31, 2012	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President and Chief Financial Officer